Exhibit 99.3

AEP INDUSTRIES INC.

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

On October 14, 2011, AEP Industries Inc. (“AEP” or the “Company”) completed the acquisition of substantially all of the assets and specified liabilities of Webster Industries, a division of Chelsea Industries, Inc. (“Webster”), a national manufacturer and distributor of retail and institutional private label food and trash bags, for a purchase price of approximately $25.9 million. The assets acquired as of October 14, 2011 include approximately $31.4 million of net current assets, which remains subject to a post-closing true-up and a corresponding purchase price adjustment (up to a maximum of $1.3 million downwards, although no limit upwards). 5% of the purchase price is being held in escrow until the final net current asset adjustment is determined. An additional 17.5% of the purchase price is being held in escrow regarding indemnification obligations, with specified amounts released after approximately 18 months and three years after closing, with remaining amounts generally released four years after closing. AEP financed the transaction through a combination of cash on hand and availability under its revolving credit facility. The acquisition of Webster has been accounted for by the purchase method of accounting in accordance with accounting standards.

The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2010 and for the nine months ended July 31, 2011, combine the respective historical audited and unaudited consolidated statements of operations of AEP for the fiscal year ended October 31, 2010 and for the nine months ended July 31, 2011, with the respective historical audited and unaudited statements of operations of Webster for the year ended December 25, 2010 and for the nine months ended September 24, 2011, respectively, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition as if it had occurred on November 1, 2009.

The unaudited pro forma condensed combined balance sheet as of July 31, 2011 combines the historical unaudited consolidated balance sheet of AEP as of July 31, 2011 with the historical unaudited balance sheet of Webster as of September 24, 2011, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition as if it had occurred on July 31, 2011.

The historical financial information of Webster has been derived from the financial statements of Webster included in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable and which have been made solely for the purposes of developing such pro forma information. Pro forma adjustments reflect only those adjustments which are factually supportable. Pro forma adjustments include the recording of the fair value of the assets acquired and the liabilities assumed by AEP of Webster and the related depreciation and amortization expense and an increase in LIFO reserve related to the Webster inventory pounds added to AEP’s LIFO pool. In accordance with the accounting guidance related to business combinations, any excess of fair value of acquired net assets over the acquisition consideration results in a bargain purchase gain that must be recognized in earnings on the acquisition date. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent the Company’s results of operations or financial position that would have resulted had the acquisition of Webster been consummated as of the dates or for the periods indicated. Additionally, the unaudited pro forma condensed combined statements of operations should not be considered indicative of expected future results. The pro forma information reflects the amounts paid at closing and the amount estimated to be paid by the Company related to the working capital true-up adjustment. Based on current information, no amounts have been assumed related to indemnification obligations. The pro forma information reflects preliminary estimates of the allocation of the purchase price and the amounts will be finalized upon completion of valuations and post-closing working capital true-ups.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read together with AEP’s historical consolidated financial statements and related notes included in AEP’s Form 10-K for the year ended October 31, 2010 and Form 10-Q for the quarter ended July 31, 2011, and with Webster’s historical financial statements and related notes included herein for the year ended December 25, 2010 and for the nine months ended September 24, 2011.

AEP INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 31, 2011

UNAUDITED

(in thousands, except share and per share amounts)

	AEP
	Industries				Pro
	Inc.	Webster	Pro Forma		Forma
	Historical	Historical	Adjustments		Combined
CURRENT ASSETS:
Cash and cash equivalents	$898	$104	$(104	)a	$898
Accounts receivable, net	92,534	18,199	—		110,733
Inventories, net	86,921	22,852	(5,782	)c	104,634
			643	d
Deferred Income taxes	2,680	—	2,621	e	5,301
Other current assets	3,079	725	—		3,804

Total current assets	186,112	41,880	(2,622)		225,370
PROPERTY, PLANT AND EQUIPMENT, net	164,924	6,600	544	b	172,068
GOODWILL	7,101	—	—		7,101
INTANGIBLE ASSETS	1,984	—	2,005	f	3,989
OTHER ASSETS	6,725	—	—		6,725

Total assets	$366,846	$48,480	$(73)		$415,253

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank borrowings, including current portion of long-term debt	$144	$19,058	$(19,058	)a	$144
Accounts payable	62,132	6,230	—		68,362
Accrued expenses	27,386	6,603	(1,075	)a	32,914
Payable to related parties	—	10,023	(10,023	)a	—

Total current liabilities	89,662	41,914	(30,156)		101,420
			27,352	g
LONG-TERM DEBT	226,695	5,984	(5,984	)a	254,047
DEFERRED INCOME TAXES	3,211	—	4,986	h	8,197
OTHER LONG-TERM LIABILITIES	5,963	1,948	(1,355	)a	6,556

Total liabilities	325,531	49,846	(5,157)		370,220
			7,671	i
			(3,953	)k
Total shareholders’ equity	41,315	(1,366)	1,366	j	45,033

Total liabilities and shareholders’ equity	$366,846	$48,480	$(73)		$415,253

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

AEP INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Fiscal Year Ended October 31, 2010

UNAUDITED

(in thousands, except per share data)

	AEP Industries Inc Historical	Webster Historical	Pro Forma Adjustments		Pro Forma Combined
NET SALES	$800,570	$137,144	$—		$937,714
			(2,273	)l
			164	m
COST OF SALES	690,496	119,634	7,263	n	815,284

Gross profit	110,074	17,510	(5,154)		122,430
Delivery, selling and general and administrative expenses	94,491	22,995	38	l	117,524
Property, plant and equipment impairment	—	3,881	(3,881	)o	—
Gain on sales of property, plant and equipment, net	137	—	—		137

Operating income (loss)	15,720	(9,366)	(1,311)		5,043
OTHER INCOME (EXPENSE):
			1,595	p
Interest expense	(15,206)	(1,595)	(840	)q	(16,046)
Other, net	455	—	—		455

Income (loss) from continuing operations before (provision) benefit for income taxes	969	(10,961)	(556)		(10,548)
(PROVISION) BENEFIT FOR INCOME TAXES	(1,492)	—	4,423	r	2,931

(Loss) income from continuing operations before non-recurring charges and credits attributable to the transaction	$(523)	$(10,961)	$3,867		$(7,617)

LOSS PER COMMON SHARE:
Basic	$(0.08)				$(1.14)

Diluted	$(0.08)				$(1.14)

Weighted Average Shares:
Basic	6,685,639				6,685,639

Diluted	6,685,639				6,685,639

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

AEP INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended July 31, 2011

UNAUDITED

(in thousands, except per share data)

	AEP
	Industries
	Inc	Webster	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
NET SALES	$712,652	$100,932			$813,584
			(1,121	)l
			123	m
COST OF SALES	617,966	89,787	(1,481	) n	705,274

Gross profit	94,686	11,145	2,479		108,310
Delivery, selling and general and administrative expenses	76,366	16,913	29	l	93,308
Loss on sales of property, plant and equipment, net	(16)	—	—		(16)

Operating income (loss)	18,304	(5,768)	2,450		14,986
OTHER INCOME (EXPENSE):
			1,312	p
Interest expense	(14,518)	(1,312)	(598	)q	(15,116)
Other, net	132	—	—		132

Income (loss) before (provision) benefit for income taxes	3,918	(7,080)	3,164		2
(PROVISION) BENEFIT FOR INCOME TAXES	(1,003)	—	1,561	r	558

Income (loss) from continuing operations before non-recurring charges and credits attributable to the transaction	$2,915	$(7,080)	$4,725		$560

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.48				$0.09

Diluted	$0.48				$0.09

Weighted Average Shares:
Basic	6,034,094				6,034,094

Diluted	6,073,030				6,073,030

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

AEP INDUSTRIES INC.

NOTES TO THE UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting and was based on the historical financial statements of AEP and Webster.

The acquisition has been accounted for using the acquisition method of accounting which is based on the Financial Accounting Standards Board (“FASB”) accounting standard on Business Combinations which AEP adopted on November 1, 2009. The standard requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date and that any excess of fair value of acquired net assets over the acquisition consideration results in a bargain purchase gain that must be recognized in earnings on the acquisition date. In accordance therewith, the Company estimates that it will recognize a gain on the bargain purchase of Webster of $8.5 million.

The following table summarizes the preliminary amounts recognized for assets acquired and liabilities assumed as of the acquisition date. The allocation of the purchase price is still preliminary as the Company is in the process of finalizing valuations currently in process and the net current assets of Webster as of the closing date of the acquisition. Any post-closing true-up adjustments will have a corresponding purchase price adjustment (up to a maximum of $1.3 million downwards, although no limit upwards). Based on preliminary figures of Webster’s working capital at October 14, 2011, the Company estimates the working capital true-up to be an additional $0.6 million, which has been included in the purchase price in the table below.

Amount in 000s
Accounts receivable, net	$18,030
Inventories, net	23,799
Other current assets	700
Property, plant and equipment	7,144
Intangible assets	2,005

Total identifiable assets acquired	51,678
Accounts payable	5,493
Accrued expenses	5,015
Pension liabilities	593
Deferred income tax liability	5,522

Total liabilities assumed	16,623
Net identifiable assets acquired	35,055
Purchase Price	26,560

Gain on bargain purchase	$8,495

2.	Pro Forma Adjustments

The unaudited pro forma combined financial statements have been adjusted for the following items as discussed below:

	Amounts in thousands	At July 31, 2011
a	The pro forma adjustment to eliminate assets not acquired and liabilities not assumed
	Cash	$(104)
	Bank borrowings, current	(19,058)
	Accrued Expenses	(1,075)
	Payable to related parties	(10,023)
	Long term debt	(5,984)
	Other long term liabilities	(1,355)
b	The pro forma adjustment reflects the increase to property, plant and equipment to fair value based on preliminary valuations.	$544
c	The pro forma adjustment reflects the increase in LIFO reserve related to the pounds added to AEP’s LIFO pool.	$(5,782)
d	The pro forma adjustment reflects the increase to inventory to fair value based on preliminary valuations.	$643
e	The pro forma adjustment reflects the deferred tax impact on the additional LIFO reserve and the acquisition fees paid of $0.8 million assuming the Company’s effective tax rate of 39.9%.	$2,621
f	The pro forma adjustment reflects the fair value of intangible assets based on preliminary valuations.	$2,005
g	The pro forma adjustment assumes that the total purchase price of $26.0 million plus $0.6 million estimated working capital true-up owed by the Company and $0.8 million of acquisition-related fees was financed through the Credit Facility.	$27,352
h	The pro forma adjustment reflects the deferred income tax liability arising from the differences between the estimated fair values and the tax bases of the assets acquired and liabilities assumed assuming the Company’s effective tax rate of 39.4%. Amount was calculated using Webster’s net asset value at September 24, 2011.	$4,986
i	The bargain purchase gain was calculated using Webster’s carrying values at September 24, 2011 and is not indicative of the actual gain to be recognized as the actual gain will be measured based on the fair values of the net assets acquired at the date of closing.	$7,671
j	The pro forma adjustment eliminates the historical owner’s net investment in Webster Industries.	$1,366
k	The pro forma adjustment reflects the after tax impact of the additional LIFO reserve and acquisition fees paid.	$(3,953)
	Amounts in thousands	For the Fiscal Year Ended October 31, 2010	For the Nine Months Ended July 31, 2011
l	The pro forma adjustment is to record depreciation expense based on the preliminary assessment of fair value of the newly acquired property, plant and equipment using useful lives of 3 to 30 years.	$2,235	$1,092

m	The pro forma adjustment amortizes identifiable intangible assets based on the preliminary assessment of fair value using the straight-line method over a weighted average life of 12 years.	$164	$123
n	The pro forma adjustment reflects the increase (decrease) to the LIFO reserve as a result of the addition of the Webster pounds to AEP’s LIFO pools.	$7,263	$(1,481)
o	The pro forma adjustment eliminates the property, plant and equipment impairment charge recorded by Webster during the year ended December 25, 2010 as this nonrecurring charge is directly impacted by the purchase transaction.	$3,881	—
p	The pro forma adjustment eliminates the historical interest expense related to the allocated debt of the parent company of Webster as the Company did not assume the debt of Webster nor does it believe that the debt, pushed down by the parent of Webster, was required to run its operations as a stand-alone entity.	$1,595	$1,312
q	The pro forma adjustment assumes that the total purchase price of $26.0 million plus $0.6 million estimated working capital true-up owed by the Company and $0.8 million of acquisition-related fees was outstanding during the entire respective periods under the Credit Facility at an average interest rate of 3.1% for the year ended October 31, 2010, and 2.9% for the nine months ended July 31, 2011.	$840	$598
r	The pro forma adjustment reflects a tax benefit on the results of Webster which was an S Corporation and therefore did not provide for federal taxes, and the pro forma adjustments, using an effective rate of 38.4% for the year ended October 31, 2010 and 39.9% for the nine months ended July 31, 2011.	$4,423	$1,561